UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

November 20, 2013

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On November 20, 2013, Extreme Networks held its annual meeting of stockholders (the “Annual Meeting”).

(b) The following proposals were considered and voted on by the stockholders at the Annual Meeting:

Proposal 1 - Election of seven directors for a one-year term :

	For	Withheld
Edward B. Meyercord III	60,414,199	936,590
John H. Kispert	60,783,199	567,590
Charles W. Berger	61,003,937	346,852
Charles Carinalli	60,168,773	1,182,016
Maury Austin	60,648,555	702,234
John C. Shoemaker	60,414,615	936,174
Edward H. Kennedy	60,777,759	573,030

Proposal 2 - Non-binding advisory vote on executive compensation:

	For	Against	Abstain	Broker Non-Votes
Votes	59,098,844	1,433,937	818,008	17,890,690

Proposal 3 - Ratification of the appointment of KPMG LLP, independent registered public accounting firm, as Extreme Networks' independent auditors for the fiscal year ending June 30, 2014:

	For	Against	Abstain	Broker Non-Votes
Votes	78,131,908	27,702	1,081,869	—

Proposal 4 - To approve the adoption of the Extreme Networks, Inc. 2013 Equity Incentive Plan and to authorize an aggregate of up to 9,000,000 shares issuable under the plan:

	For	Against	Abstain	Broker Non-Votes
Votes	44,563,409	13,225,701	3,561,679	17,890,690

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 25, 2013

EXTREME NETWORKS, INC.

By:	/s/ ALLISON AMADIA
Allison Amadia
Vice President, General Counsel, and Corporate Secretary